Exhibit 10.36

PURCHASE AND SALE CONTRACT

between

AVALON ILLINOIS VALUE III, LLC

and

KBS-LEGACY APARTMENT COMMUNITY REIT VENTURE, LLC
AVALON LOMBARD
Lombard, Illinois

as of 3/22, 2012

Table of Contents
ARTICLE 1     Description of Property
ARTICLE 2.    Sale Subject to Leases
ARTICLE 3.    Purchase Price and Payment
ARTICLE 4.    Conveyance of Title
ARTICLE 5.    Closing
ARTICLE 6.    Approvals and Conditions to Buyer's Obligations
ARTICLE 7.    Conditions to Closing
ARTICLE 8.    Default
ARTICLE 9.    Entire Agreement Herein
ARTICLE 10.    Damage or Destruction: Condemnation
ARTICLE 11.    Representations and Warranties of Seller
ARTICLE 12.    Operations
ARTICLE 13.    Apportionment of Taxes and Other Charges
ARTICLE 14.    Broker
ARTICLE 15.    Recording
ARTICLE 16.    Notices
ARTICLE 17.    Captions
ARTICLE 18.    Successors and Assigns
ARTICLE 19.    Closing Costs
ARTICLE 20.    Governing Law
ARTICLE 21.    Multiple Counterparts

(I)

ARTICLE 22.    Representations and Warranties of Buyer
ARTICLE 23.    Post‑Closing Obligations
ARTICLE 24.    Duties and Responsibilities of Escrow Agent
ARTICLE 25.    Waiver of Jury Trial
ARTICLE 26.    Additional Offers
ARTICLE 27.    Like Kind Exchange
ARTICLE 28.    Time of the Essence
ARTICLE 29.    Confidentiality

Exhibits
Exhibit A    Description of Real Property
Exhibit B    Personal Property
Exhibit C    Leases and Rent Roll
Exhibit D    Form of Deed
Exhibit E    Form of Bill of Sale
Exhibit F    Form of Assignment and Assumption Agreement (re: Leases)
Exhibit G    Form of Assignment and Assumption Agreement (re: Contracts)
Exhibit H    Form of FIRPTA Affidavit
Exhibit I    Operating Contracts
Exhibit J    Litigation, etc.
Exhibit K    Audit Materials

(II)

PURCHASE AND SALE CONTRACT
THIS PURCHASE AND SALE CONTRACT (the "Contract") made as of this 22nd day of March, 2012 (the “Effective Date”), by and between AVALON ILLINOIS VALUE III, LLC having an office c/o AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203 (hereinafter referred to as "Seller"), and KBS-LEGACY APARTMENT COMMUNITY REIT VENTURE, LLC, a Delaware limited liability company, having an office at7525 SE 24th Street, Suite 180, Mercer Island, Washington 98040 (hereinafter referred to as "Buyer").
Seller owns the land described on Exhibit A hereto together with the buildings and improvements thereon, comprising a multifamily residential housing complex consisting of 256 multifamily apartment units in the Village of Lombard, Illinois, and commonly known as Avalon Lombard.
Seller desires to sell and Buyer desires to purchase the Property (as hereinafter defined) on the terms and subject to the conditions set forth herein.
NOW THEREFORE, for the consideration hereinafter named, and for other good and valuable consideration, receipt of which is acknowledged hereby, the parties do hereby agree as follows:
ARTICLE 1.     Description of Property: Seller agrees to sell and Buyer agrees to buy upon the terms and conditions hereinafter set forth:
(i) Certain premises located in Lombard, Illinois, commonly known as Avalon Lombard, as more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all right, title and interest of Seller in and to any land lying in the bed of any street (opened or proposed) adjacent to or abutting or adjoining such premises, together with all rights, privileges, rights of way and easements appurtenant to such premises, including, without limitation, any easements, rights of way or other interests in, on, or under any land, highway, alley, street or right of way abutting or adjoining such premises (all of the foregoing, the "Real Property"), (ii) all buildings and other improvements located thereon (the "Improvements", and, together with the Real Property, the "Premises"), (iii) all items of personal property owned by Seller and located on the Premises or used in connection with the ownership or operation of the Premises, described in Exhibit B attached hereto and incorporated herein by reference, including, without implied limitation, whether or not listed on Exhibit B, all furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof (collectively, the “Personal Property”) but expressly excluding (a) items of personal property owned by Seller and used in connection with the Property as part of Seller’s integrated systems of ownership, management and/or operations of apartment projects, such as, by way of example and without limitation, the computer software for the key track system, computer and phone systems and software, corporate licenses, and management and financial reporting systems and software, (b) utility deposits, (c) non-refundable deposits and (d) non-refundable lump sum payments previously made under any Leases (other than advance rents); and (iv) all of the Leases and Assumed Contracts (as hereinafter defined). All items referred to in clauses (i), (ii), (iii) and (iv) are herein sometimes collectively referred to as the "Property".
In connection with the ownership, management and operation of the Property and other properties owned and/or managed by Seller, Seller has used and may continue to use the tradenames, trademarks and servicemarks "Avalon," "Avalon Communities," fleur de lis, "Time Well Spent," "AvalonBay,", "Avalon on," Avalon at," "Avalon by the," "Avalon on the," and "Avalon at the," (collectively, together with all improvements and additions whenever made to or associated with any of the foregoing by Seller or anyone else, the "Marks"). Notwithstanding anything herein express or implied to the contrary, Buyer acknowledges that it has no interest in and is not acquiring any right to the Marks and agrees and acknowledges that the Marks are trademarks and servicemarks owned by Seller and that the Marks are and will continue to be the sole property of Seller. Following the Closing, Buyer shall have no rights to use or display any of the Marks for any purpose whatsoever. Immediately following the Closing Buyer will remove any and all signs, materials, documents, inventory, amenities, supplies or other matter containing the Marks. Buyer agrees that it shall not challenge or contest in any way (i) Seller's registration or application for registration of the Marks with the U.S. Patent & Trademark Office, or with any other trademark office; (ii) the validity of the Marks; (iii) Seller's exclusive worldwide ownership of the Marks; or (iv) Seller's right to grant to others licenses to use the Marks.
ARTICLE 2.     Sale Subject to Leases: Subject to the provisions of Article 4 hereof, the Premises will be conveyed subject to certain leases (hereinafter called the "Leases") described in Exhibit C attached hereto and incorporated herein by reference, or as hereafter added pursuant to the provisions of Article 12 hereof.
ARTICLE 3.     Purchase Price and Payment: (a) The total purchase price (the "Purchase Price") for the Property is THIRTY-FIVE MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS ($35,450,000) which shall be payable at the Closing, as hereinafter defined, in lawful currency of the United States of America in immediately available funds by wire transfer to an account designated by Seller.
(b)     As security for Buyer's performance hereunder, a deposit of Two Hundred Thousand Dollars ($200,000.00) is being paid by Buyer within three (3) business days after complete execution of this Contract to Stewart Title, 1420 Fifth Avenue, Suite 500, Seattle, WA 98101, Attention: Kimberly Azure ("Escrow Agent") who shall deposit it in a federally insured interest‑bearing money market account and disburse it according to the terms of this Contract. If Buyer does not terminate this Contract on or prior to April 12, 2012 (the “Due Diligence Expiration Date”), Buyer shall, on or prior to such date, deposit an additional Eight Hundred Thousand Dollars ($800,000.00) with the Escrow Agent. All amounts deposited with Escrow Agent, together with all interest earned thereon, are hereinafter referred to as the "Deposit". The Deposit shall be applied in reduction of the Purchase Price payable at the Closing. Escrow Agent's duties and responsibilities are governed by the terms of Article 24 hereof.
(c)     The payment required at the Closing shall be increased or decreased, as the case may be, to account for all items to be apportioned or prorated pursuant to this Contract.
ARTICLE 4.     Conveyance of Title: (a) At Closing, Seller shall convey and transfer to Buyer such fee simple marketable title to the Premises as will enable Escrow Agent (the “Title Company”) to issue to Buyer, an ALTA Owner’s Policy of Title Insurance (the “Title Policy”) covering the Premises, in the full amount of the Purchase Price (subject only to the Permitted Exceptions (as defined below)). Notwithstanding anything contained herein to the contrary, the Premises shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a)	the rights of tenants, as tenants only, under the Leases and any new Leases entered into between the date hereof and Closing in accordance with the terms of this Contract;

(b)	the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(c)
local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

(d)	such state of facts as may be shown on a current survey;

(e)	the standard preprinted form exceptions set forth in an ALTA Owner’s Title Policy; and

(f)	those matters which Seller is not obligated to remove as provided below.
Buyer shall have until six (6) days prior to the Due Diligence Expiration Date set forth in Article 3 to notify Seller, in writing, of such objections to title as Buyer may have. Any title matter to which Buyer does not so object by such time shall be deemed a Permitted Exception. In the event Buyer shall so notify Seller of any objection(s) to title, Seller shall have the right, but not the obligation, to cure such objection(s), provided that any defects, objections or exceptions which comprise mortgages or liens voluntarily created by Seller which can be satisfied by payment of a liquidated amount shall be paid discharged or complied with at or before the Closing by Seller and such shall not in any event be an exception in Buyer’s Title Policy. In the event there are any objections which

Seller is not obligated to cure, then within two (2) days after receipt of Buyer’s notice of objection(s), Seller shall notify Buyer in writing whether Seller elects to attempt to cure such objection(s). Failure of Seller to give such notice shall be deemed an election by Seller not to cure such objection(s). If Seller elects to attempt to cure any such matter, Seller shall use reasonable efforts to cure such objections. If Seller elects not to cure any objection(s) specified in Buyer’s notice which Seller is not required hereby to cure, or if Seller is unable to effect a cure prior to the Closing, Buyer shall have the following options to be given by written notice within two (2) days of Seller’s notice or deemed election: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Buyer which Seller is unwilling or unable to cure (which such matter(s) shall thereafter be deemed to be a Permitted Exception), without reduction of the Purchase Price, or (ii) to terminate this Contract by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Contract shall terminate and the Deposit shall be returned to Buyer, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for the Surviving Obligation, as hereinafter defined.
Buyer may prior to Closing, notify Seller in writing of any objection to title (excluding objections to title which have been waived by Buyer as hereinabove provided or that are or are deemed to be Permitted Exceptions) arising after the date hereof. With respect to any objections to title set forth in such notice, Seller shall have the same options to cure and Buyer shall have the same option to accept title subject to such maters or to terminate this Contract, as set forth above.
ARTICLE 5.     Closing: (a) The closing of the transactions contemplated hereunder (the "Closing") shall take place at 12:00 noon New York time on May 31, 2012 (the " Closing Date") at the offices of the Escrow Agent, or at such other location as Buyer shall designate by five (5) business days prior written notice. Time is of the essence.
(b)     At the Closing, Seller shall deliver the following documents in the forms attached hereto or otherwise, reasonably satisfactory in form and substance to Seller and Buyer and their counsel, properly executed and acknowledged as required:

(i)	A deed (the “Deed”) in the form of Exhibit D;

(ii)	A Bill of Sale in the form of Exhibit E;

(iii)
An original of an Assignment and Assumption Agreement relating to the Leases and security deposits, key deposits, pet deposits, last month’s rent and accrued interest thereon to the extent required by the Lease or applicable law, but excluding any of such deposits which are non-refundable (collectively, the “Security Deposits”) in the form attached hereto as Exhibit F (the "Lease Assignment");

(iv)	Originals of all Leases, any renewals thereof and all amendments thereto to the extent in Seller’s possession or control will be delivered at the Premises;

(v)	An original of an Assignment and Assumption Agreement in the form attached hereto as Exhibit G relating to the Operating Contracts (as hereinafter defined) (the "Contract Assignment");

(vi)
To the extent not previously delivered originals or copies of all certificates of occupancy in Seller’s possession or control for all of the Improvements which form a part of the Property and all tenant‑occupied space included within such buildings;

(vii)	A certification of non‑foreign status in the form attached hereto as Exhibit H and incorporated herein by reference;

(viii)
Evidence satisfactory to the Title Company that all necessary approvals and/or consents by the directors of Seller have been delivered and such other evidence satisfactory to the Title Company of Seller's authority and the authority of the signatory on behalf of Seller to convey the Premises pursuant to this Contract;

(ix)	Originals or a copy of as‑built plans and specifications for the Improvements (if in Seller's possession or control if not delivered at the Premises);

(x)	All Security Deposits, together with accrued interest thereon if payable under the Leases or pursuant to applicable law;

(xi)
Affidavits sufficient for the Title Company to delete any exceptions for parties in possession (other than tenants under the Leases, as tenants only) and mechanics' or materialmen's liens from the Title Policy;

(xii)
A Rent Roll certified as true and correct in all material respects to Seller’s actual knowledge as of five days before the Closing Date which certification shall be subject to the qualifications and limitations set forth in Article 11(b);

(xiii)	An original of a closing statement setting forth the Purchase Price, the closing adjustments and prorations and the application thereof at the Closing (the "Closing Statement");

(xiv)	Such transfer tax, gains or other similar forms required by law;

(xv)	Copy of standard tenant notification letter in a form to be drafted by Buyer and satisfactory to Seller and as required by law;

(xvi)	Evidence of payment to the Broker (hereinafter defined); and

(xvii)
a certificate certifying that all of the representations and warranties of Seller set forth in this Contract are true and correct on the Closing Date as if made at and as of Closing Date or the extent to which any of such representations or warranties are no longer true and correct

(c)    At the Closing, Buyer shall deliver, or cause to be delivered, the following payment and documents, reasonably satisfactory in form and substance to Seller and Seller's counsel properly executed and acknowledged as required:
(i)    The Purchase Price as adjusted;
(ii)    An original of the Lease Assignment;
(iii)    An original of the Contract Assignment;
(iv)    An original of the Closing Statement; and
(v)    Such transfer tax, gains or other similar forms required by law.
ARTICLE 6.     Approvals and Conditions to Buyer's Obligations:
(a)     Notwithstanding anything to the contrary contained in this Contract, Seller acknowledges that Buyer shall have the right in its sole and absolute discretion, upon its disapproval of any of the information it receives, to terminate this Contract. In the event Buyer notifies Seller in writing on or before 5:00 p.m. Pacific time on the Due Diligence Expiration Date (defined in Article 3) that it has accepted the Property (the “Approval Notice”), Buyer shall be deemed to have waived any objection to the condition of the Property and the transaction contemplated herein shall proceed in accordance with the terms of this Contract. If Buyer notifies Seller in writing of its election to terminate this Contract by 5:00 p.m. Pacific time on the Due Diligence Expiration Date or if Buyer fails to timely deliver the Approval Notice, this Contract shall be deemed terminated, in which event the Deposit shall be returned to Buyer forthwith. In such case, upon the return of the Deposit to Buyer all obligations of the parties hereto shall cease and this Contract shall be terminated and the parties shall be without further recourse or remedy hereunder other than Buyer’s indemnity to Seller set forth in Article 6(b) below (the “Surviving Obligation”).

(b)     Seller hereby grants to Buyer and to Buyer’s employees, agents, representatives and contractors (hereinafter collectively referred to as “Buyer’s Agents”), a license expiring on the earlier of a termination of this Agreement or the Closing Date, to enter upon the Property and to the non-proprietary, non-confidential records, if any, maintained by Seller or by Seller’s property management company, in each case during normal business hours. Such access shall be for the purposes of (a) reviewing leases and contracts and any records relating thereto; (b) reviewing records relating to the operating expenses; and (c) inspecting the physical condition of the Property and conducting physical and environmental inspections of the Property. Notwithstanding anything contained herein to the contrary, without first obtaining Seller’s consent thereto, neither Buyer nor any Buyer’s Agent shall (1) contact any tenant of the Property, (2) notify any governmental agency of any actual or potential violation of any zoning, environmental or other law, rule, or regulation, or (3) conduct any intrusive investigation regarding the Property or other environmental samplings. Buyer agrees that, in exercising its right of access hereunder, Buyer will use, and will cause Buyer’s Agents to use, their commercially reasonable efforts not to unreasonably interfere with the activities of tenants or other persons occupying or providing service at the Property. Buyer shall, at least two (2) business days prior to the inspection, give Seller notice of its intention to conduct any inspection so that Seller shall have an opportunity to have a representative present during any such inspection, and Seller expressly reserves the right to have a representative present. Buyer agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection. The access granted hereunder is intended to convey and grant onto Buyer a temporary right to enter upon the Property and to conduct the activities stated herein. By acceptance hereof, Buyer agrees to bear the full cost and expense of any activities with respect to and in accordance with this Contract. In consideration for Buyer’s use of the Property, Buyer agrees to be responsible for all damages caused to the buildings or land situated on the Property which damages result from the acts or negligence of Buyer or Buyer’s Agents upon the Property. Buyer agrees that, in making any physical and environmental inspections of the Property, Buyer and all of Buyer’s Agents entering on the Property shall carry not less than $2,000,000.00 commercial general liability insurance (on an occurrence basis) insuring all activity and conduct of Buyer and such agents while exercising the right of access provided for in this Contract and naming Seller as an additional insured. Prior to Buyer or any Buyer’s Agent entering the Property, and upon request of Seller, Buyer will provide Seller with written evidence of the insurance required under this Section. Buyer shall, at its sole cost and expense and in accordance with all requirements of applicable law, promptly restore any damage or alteration of the physical condition of the Property which results from any inspection or activity conducted by Buyer or any Buyer’s Agent. The provisions of this Section 5 shall survive any termination of this Contract.
(c)     Buyer has informed Seller that Buyer is required by law to complete, with respect to certain matters relating to the Property, an audit commonly known as a "3-14" Audit. In connection therewith, on or prior to April 20, 2012, Seller has provided or shall provide to Buyer the materials listed on Exhibit K attached hereto (the “Audit Materials”); provided, however, that certain information will be made available either at the Property or in Seller’s centralized accounting office in Virginia Beach, Virginia, as indicated on Exhibit K. If Seller has not provided any Audit Materials in a timely fashion, Buyer shall give Seller notice of specific missing items by no later than the close of business on April 24, 2012, in which case Seller shall have until the close of business on May 1, 2012 to deliver such Audit Materials. Seller shall make its property manager available to Buyer for interviews regarding the Property. In addition, Seller shall provide to Buyer a year to date income statement, trial balances and general ledger for Seller’s period of ownership in calendar year 2012 as soon as practicable after the Closing. In no event shall Seller be in default for any failure to deliver or provide access to the Audit Materials so long as it is not intentionally withholding information in its possession, it being understood that Buyer’s rights if it determines that it is unable to compete the 3-14 audit based on the information it obtains from Seller shall be to terminate this Contract by written notice to Seller, whereupon the Deposit shall be returned to Buyer and there shall be no further recourse to the parties hereto except for the Surviving Obligation.
(d)     Except as set forth in this Contract, the Property is being acquired by Buyer in an “AS IS” condition and “WITH ALL FAULTS” existing as of the Closing Date. Buyer acknowledges that it will be acquiring the Property on the basis of its own investigations. Except as expressly set forth in this Contract, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any officer, person, firm, agent or representative acting or purporting to act on behalf of the Seller as to condition or repair of the Property or the value, expense of operation, or income potential thereof, the reliability of any information furnished to Buyer or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. Buyer hereby expressly releases the Seller Group (hereinafter defined) from any and all claims, losses, proceedings, damages, causes of action, liability, costs or expenses (including attorneys' fees) arising from, in connection with or caused by (a) Buyer's reliance upon any of the information provided to Buyer by Seller or anyone acting on behalf of Seller, including, without limitation the Audit Materials and any other materials provided or made available to Buyer during its due diligence investigations (“Property Information”) or statements, representations or assertions contained therein (but expressly excluding the express representations and warranties contained in this Contract), or (b) inaccuracy, incompleteness or unreliability of any of the Property Information other than the express representations and warranties contained in this Contract. Buyer hereby waives, releases and forever discharges Seller, any affiliate of Seller and any shareholder, officer, director, employee, agent or person acting on behalf of Seller or such affiliate of Seller (the "Seller Group") of and from any and all claims, actions, causes of action, demands, rights, damages, liabilities and costs whatsoever, direct or indirect, known or unknown, which Buyer now has or which may arise in the future, against the Seller Group related in any way to the Property other than as may be related to a breach of Seller’s representations and warranties contained in this Contract and/or in the documents delivered by Seller to Buyer at Closing.

Buyer hereby agrees not to assert any claim for contribution, cost, recovery or otherwise against Seller Group relating directly or indirectly to the physical condition of the Property including, without limitation, the existence of oil, lead paint, lead, radon, asbestos, mold, or hazardous materials or substances on, or the environmental condition of, the Property, whether known or unknown. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Contract and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Contract has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Contract or the Exhibits annexed hereto. Buyer acknowledges that Seller has required Buyer to inspect fully the Property and investigate all matters relevant thereto, and, except with respect to information provided and certified to by Seller to Buyer, to rely solely upon the results of Buyer’s own inspections or other information obtained or otherwise available to Buyer, provided that the foregoing shall not diminish Buyer’s rights with respect to any representations or warranties expressly made by Seller in this Contract. The provisions hereof shall survive Closing. The foregoing shall not derogate from Buyer’s rights in the event of a breach or default by Seller occurring prior to the Closing under Article 8 hereof.
ARTICLE 7.     Conditions to Closing: Without limiting any other conditions to Buyer's obligations to close set forth in this Contract, the obligations of Buyer under this Contract are subject to the satisfaction at the time of Closing of each of the following conditions (any of which may be waived in whole or in part by Buyer at or prior to Closing):

(i)
All of the representations and warranties by Seller set forth in this Contract or any Exhibit attached hereto shall be true and correct in all material respects, as if made on and as of the Closing Date, provided that changes to any representations or warranties regarding the Leases or the Rent Roll based on action of Seller that are permitted by this Contract shall not constitute a condition of Closing;

(ii)	Seller shall have performed, observed, and complied in all material respects with all covenants and agreements required by this Contract to be performed by Seller at or prior to Closing; and

(iii)	Seller shall have taken such actions under Article 4 hereof to enable the Title Insurer to irrevocably and unconditionally commit to issue the Title Policy to Buyer as of the Closing Date.

If any condition set forth herein is not fully satisfied on or before the Closing Date, Seller may elect to attempt to satisfy any such unsatisfied condition, and if Seller so elects by written notice to Buyer, Seller shall have until the date occurring ten (10) days after the Closing Date in which to satisfy such condition, and the Closing Date shall be extended for such period.
ARTICLE 8.     Default: (a) In the event Seller fails to fulfill any of its obligations hereunder and such failure continues for ten (10) days after written notice from Buyer to Seller, Buyer shall have any one of the following rights and remedies:

(i)
Buyer shall have the right to terminate this Contract by notice to Seller, in which event the Deposit together with interest thereon shall be paid to Buyer, and all obligations of the parties under this Contract shall terminate except for Buyer’s Surviving Obligation; or

(ii)	Buyer shall have the right to waive the breach or default and proceed to Closing in accordance with the provisions of this Contract without reduction of the Purchase Price; or

(iii)	Buyer may seek specific performance of Seller’s obligations under this Contract for any intentional or willful breach by Seller; or

(iv)
In the event specific performance is unavailable to Buyer as a remedy for any such intentional or willful breach, the Deposit shall be returned to Buyer and Seller shall reimburse Buyer for all out of pocket costs actually incurred by Buyer in connection with the transaction contemplated herein but in no event more than One Hundred Thousand and 00/100 Dollars ($100,000.00).

(b)     IN THE EVENT THE SALE OF THE PROPERTY IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS CONTRACT ON THE PART OF THE BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE THE AMOUNT AND EXTENT OF DETRIMENT TO SELLER. BUYER AND SELLER THEREFORE AGREE THAT, IF SALE FAILS TO BE CONSUMMATED DUE TO BUYER’S DEFAULT HEREUNDER, BUYER’S DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES AND THAT SELLER SHALL BE ENTITLED TO SAID SUM AS LIQUIDATED DAMAGES, WHICH SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY, EITHER AT LAW OR IN EQUITY, AS A RESULT OF SUCH DEFAULT. IN SUCH EVENT, THE ESCROW AGENT SHALL UPON WRITTEN DEMAND BY SELLER WITHOUT JOINDER OF BUYER, IMMEDIATELY DELIVER THE DEPOSIT TO SELLER. TO SIGNIFY THEIR AWARENESS AND AGREEMENT TO BE BOUND BY THE TERMS AND PROVISIONS OF THIS SECTION, BUYER AND SELLER HAVE SEPARATELY

INITIALED THIS SECTION. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 8(b) SHALL LIMIT ANY RECOVERY BY SELLER UNDER ANY INDEMNITIES MADE BY BUYER HEREIN OR SELLER'S RIGHTS TO ANY ATTORNEYS' FEES OR COSTS RECOVERABLE BY SELLER HEREUNDER.
SELLER INITIALS: _____                BUYER’S INITIALS: ______
ARTICLE 9.     Entire Agreement Herein: The parties understand and agree that their entire agreement is contained herein and that no warranties, guarantees, statements, or representations shall be valid or binding on a party unless set forth in this Contract. It is further understood and agreed that all prior understandings and agreements heretofore had between the parties are merged in this Contract which alone fully and completely expresses their agreement and that the same is entered into after full investigation, neither party relying on any statement or representation not embodied in this Contract. This Contract may be changed, modified, altered or terminated only by a written agreement signed by the parties hereto.
ARTICLE 10.     Damage or Destruction: Condemnation: (a) In the event of partial damage or destruction of the Property of a type which can, under the circumstances, be expected in the reasonable judgment of Seller and Buyer to be restored or repaired at a cost of $500,000 or less, then, this Contract shall be consummated on the Closing Date at the Purchase Price, and unless such damage has been repaired by Seller prior to Closing, Seller shall assign to Buyer the casualty insurance proceeds payable to Seller and business interruption proceeds applicable to the period on and after the Closing Date payable to Seller (but only to the extent such business interruption proceeds are assignable to Buyer), less any amounts expended by Seller for partial restoration and with a credit to Buyer for the amount of any deductible and/or uninsured damage.
(b)     In the event that the Property shall have been damaged by fire or casualty, the cost of repair or restoration of which would, in the reasonable judgment of Seller and Buyer, exceed the sum of $500,000, then unless Seller has previously repaired or restored the Property to its former condition, at Buyer’s election, Seller shall either (i) pay over or assign to Buyer, on delivery of the Deed all casualty insurance proceeds payable to Seller and business interruption proceeds applicable to the period on and after the Closing Date payable to Seller (but only to the extent such business interruption proceeds are assignable to Buyer), less any amounts reasonably expended by Seller for partial restoration, with a credit to Buyer for the amount of any deductible and/or uninsured damage, or (ii) direct Escrow Agent to return the Deposit to Buyer in which case, except for the Surviving Obligation, all other obligations of the parties hereto shall cease and this Contract shall terminate and be without further recourse or remedy to the parties hereto. Notwithstanding the foregoing, if Buyer elects to proceed with the transaction under clause (i) of this paragraph (b), in no event shall Seller be obligated to incur any out of pocket cost above $500,000 (whether attributable to a casualty being uninsured, underinsured or to any deductible).

(c)     If all or part of the Property is taken by condemnation, eminent domain or by agreement in lieu thereof, or any proceeding to acquire, take or condemn all or part of the Property is threatened or commenced, Buyer may either terminate this Contract (in which event Buyer shall be entitled to a return of the Deposit and accrued interest thereon, if any, and, except for the Surviving Obligations, all other obligations of the parties hereto shall cease and this Contract shall terminate and be without further recourse or remedy to the parties hereto) or close title to the Property in accordance with the terms hereof, without reduction in the Purchase Price, together with an assignment of Seller's rights to any award paid or payable by or on behalf of the condemning authority. If Seller has received payments from the condemning authority and if Buyer elects to close title to the Property, Seller shall credit the amount of said payment against the Purchase Price at the Closing.
ARTICLE 11.     Representations and Warranties of Seller: (a) In order to induce Buyer to enter into this Contract and to consummate the purchase of the Property, Seller hereby represents and warrants to Buyer as of the date of this Contract and as of the Closing Date (updated to reflect the then state of facts) as follows:

(i)
Seller is a limited liability company duly and validly organized and existing and governed by the laws of the State of Delaware and qualified to do business in the State of Illinois. This Contract and all documents that are to be executed by Seller and delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Seller, and all consents required under Seller's organizational documents or by law have been or will have been obtained.

(ii)
To Seller’s actual knowledge, Exhibit C hereto (the "Rent Roll") is, in all material respects, a true, complete and correct listing of all Leases in effect as of a date not earlier than the last day of the month preceding the date of this Contract at the Property. To Seller’s actual knowledge, except as set forth in the Rent Roll, no tenant of any portion of the Property is in default in any monetary obligation under its Lease.

(iii)	Seller has made available to Buyer true and complete copies of the Leases and Operating Contracts, and all extensions, renewals and amendments thereto.

(iv)
To Seller’s actual knowledge, except as set forth in the Rent Roll, the rents set forth in the Leases are being collected on a current basis and no tenant has paid rent more than one (1) month in advance.

(v)
To Seller’s actual knowledge, Exhibit I attached hereto is a complete list of all management, service, supply and maintenance agreements, equipment leases, and all other contracts and agreements with respect to or affecting the Property as of the date of this Contract (herein collectively referred to as the "Operating Contracts").

(vi)
To Seller’s actual knowledge and except as set forth in any reports delivered by Seller to Buyer, Seller has not received any written notice from governmental authorities advising Seller of, the presence, now or in the past, on, under or affecting the Property of asbestos, mold, lead, radon or hazardous material, waste or substances in violation of applicable law, which remains uncured. As used in this Contract, hazardous material, waste or substances means material, waste or substances which pose a serious hazard to human health and the use, generation, processing, storage, release, discharge and presence thereof is regulated by the State of Illinois or the United States of America.

(vii)
Except as set forth in Exhibit J hereto, there is not now pending nor to the Seller’s actual knowledge, has there been threatened, any action, suit or proceeding against or affecting Seller or the Property before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding, upon consummation of the sale contemplated hereby to Buyer or otherwise, may reasonably be expected to have a material adverse effect on the business or prospects of or on the condition or operations of the Property, or would interfere with Seller's ability to consummate the transactions by this Contract.

(viii)
Seller is not a "foreign person" as defined by the Internal Revenue Code ("IRC"), Section 1445. Seller will execute and deliver to Buyer at Closing an affidavit or certification in compliance with IRC Section 1445.

(ix)
To the best of Seller’s knowledge, neither Seller or any of its partners or members, officers, directors or any brokers or other agents of same, have engaged, on behalf of Seller or any of its affiliates, in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist

Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or existing order relating thereto, or (ii) in contravention of executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. To the best of Seller’s knowledge, neither Seller nor any of its partners or members nor any brokers or other agents of same, on behalf of Seller or any of its affiliates, (a) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department's Office of Foreign Assets Control list of restrictions and prohibited persons or (b) are a person described in Section 1 of the Anti-Terrorism Order, and to the best of Seller's knowledge neither Seller nor any of its affiliates have engaged in any dealings or transactions with any such person.

(x)
No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Seller.

(b)     Any representations and warranties made to the actual knowledge of Seller, such knowledge shall be deemed to be the current, conscious knowledge of Patrick Gniadek, the Vice President for Investments, and Heather Duffy, the Vice President for Property Operations for the region in which the Property is located, without imputation of knowledge or duty of investigation or inquiry. Seller hereby represents and warrants that Patrick Gniadek and Heather Duffy are officers of Seller’s corporate parent with direct knowledge regarding the matters represented to Seller’s actual knowledge herein. In addition, Seller shall not be liable to Buyer for any representation or warranty which is untrue at the time of Closing and with respect to which Buyer had knowledge thereof at that time and Buyer’s sole remedy shall be to terminate this Contract and receive a refund of the Deposit. Any claim (i) for a breach of representation and warranty by Seller discovered by Buyer after Closing, (ii) for any breach of any covenant by Seller that survives the Closing, or (iii) with respect to any obligation, liability or indemnity of

Seller under any of the documents delivered by Seller at the Closing (the foregoing matters referred to in clauses (i), (ii) and (iii) being collectively referred to as the “Surviving Claims”) must be commenced within six (6) months after Closing and any damages or liability for such breach shall be limited to Five Hundred Thousand Dollars ($500,000.00) in the aggregate, which sum shall be Seller’s sole liability (the foregoing limits in amount of liability and survival period being referred to herein as the “Indemnity Cap and Time Limit”). The provisions of this paragraph shall run to the benefit of the named Buyer and the buyer named in the Deed, and may not be assigned or enforced by any other party.
ARTICLE 12. Operations: (a) Between the date hereof and the Closing, Seller agrees hereby that it will maintain and rent the Property in its customary manner. Until the Closing Date, Seller shall maintain insurance on the Premises as currently insured.
(b)     Seller shall not remove any material item of the Personal Property from the Property unless the same is obsolete and is replaced by tangible personal property of equal or greater utility and value.
(c)     Seller shall not without the prior written consent of Buyer, which consent shall not be unreasonably withheld, enter into any contract (but excluding leases entered into in the ordinary course of business) which could bind Buyer or the Property after the Closing unless the same is on market-rate terms or better and may be canceled on thirty (30) days notice. Failure of Buyer to respond within three (3) business days of written request from Seller for consent shall be deemed consent by Buyer.
(d)     Seller, upon receipt of notice thereof, will give Buyer prompt notice of the commencement prior to Closing of any litigation affecting the Property or any part thereof which would impair Seller's right to sell the Property or be binding upon Buyer.
(e)     At Closing, Seller shall send notice of termination as requested prior to Closing by Buyer in writing prior to the end of the Due Diligence Period of any Operating Contract which by its terms may be terminated by notice without penalty or possible damages or liability for early termination. Any Operating Contract for which notice of termination has been given, as requested by Buyer, but which will not terminate until the expiration of any notice period shall be assigned to Buyer, and, except as set forth below, all other Operating Contracts shall be assigned to Buyer. Notwithstanding the foregoing, Buyer shall assume the Operating Contract with Comcast for cable services. Buyer acknowledges that (i) certain Operating Contracts are part of master agreements between Seller and the respective vendor and cover other properties of Seller ("Master Agreements") and (ii) certain Operating Contracts that are not Master Agreements require the consent of the vendor to an assignment. Neither category of Operating Contracts shall be assigned to Buyer (unless in the latter case the vendor has consented to the assignment and released Seller from future liability under the Operating Contract), but shall be terminated by Seller as of Closing.

ARTICLE 13.     Apportionment of Taxes and Other Charges: (a) All normal and customarily proratable items, including without limitation, real and personal property taxes, assessments, utility bills (except as hereinafter provided), collected rents and other income, and Operating Contract payments for those contracts that Buyer has elected or is required to assume pursuant to Article 12(e) above, Seller being charged and credited for all of the same relating to the period up to the Closing Date and Buyer being charged and credited for all of the same relating to the period on and after the Closing Date. With respect to Operating Contracts that Buyer elects to terminate pursuant to Article 12(e) above, Seller shall be responsible for any “stub period” payment between the Closing Date and the effective date of termination. No proration shall be made in relation to delinquent rents existing, if any, as of the Closing Date. In adjusting for uncollected rents, no adjustment shall be made in Seller's favor for rents which have accrued and are unpaid as of Closing, but Buyer shall pay Seller such accrued and unpaid rents, as and when collected by Buyer, it being agreed that Buyer shall not be deemed to have collected any such arrearages attributable to the period prior to Closing until such time as the tenant is current in the payment first of all rents accruing after the Closing. Buyer agrees to bill tenants of the Property for all past due rents and to take any additional reasonable actions requested by Seller to collect rents that are accrued but unpaid as of the Closing, provided that Buyer shall not be obligated to incur any out‑of‑pocket third party expense in connection with such actions and Buyer shall not be obligated to take any action to terminate a tenancy. Seller may not, subsequent to Closing, bring suit for recovery of delinquent rents or possession of the premises occupied by delinquent tenants. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration shall be made at the Closing with respect to utility bills. One time non-recurring non-refundable charges such as amenity fees, redecorating fees, pet fees, application fees and the like shall not be prorated, provided that Buyer shall receive a credit for refundable fees and deposits. Otherwise, a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within thirty (30) days after Closing. No proration will be made in relation to insurance premiums and the insurance policies will not be assigned to Buyer. Seller shall be entitled to receive a return of all deposits presently in effect with the utility providers, and Buyer shall be obligated to make its own arrangements for deposits with the utility providers. Buyer shall receive a credit for all Security Deposits, with interest thereon required by the Leases or by law (if not transferred separately). Except as provided below for ad valorem real estate taxes, the provisions of this Article 13 shall survive the Closing for a period of ninety (90) days at which time there will be a one time readjustment, if necessary. All ad valorem real estate and personal property taxes with respect to the Real Property and the Improvements shall be prorated as of the Closing Date on an accrual basis. Accordingly, (i) Seller shall be responsible for the payment of all such taxes for the tax year 2011, which taxes are payable in the calendar year 2012 in which the Closing occurs, and (ii) Seller and Buyer shall be responsible for their respective prorated share of all such taxes for the tax year 2012, which taxes are payable during the succeeding calendar year (i.e., 2013). At Closing, Buyer shall receive a credit for the Sellers’ share of such taxes. In the event that as of the date Closing occurs the actual tax bills for the tax year or years in question are not available and the amount of tax to be prorated as aforesaid cannot be ascertained, then 105% of the tax due for the last determinable tax year shall be used. There shall be no “true-up” or further re-proration of real estate taxes for any tax year. All of Seller's on-site employees shall have their employment with Seller terminated and shall be paid current through Closing, including accrued vacation and other benefits.
(b)     Buyer shall receive a credit at Closing in the amount of $750 for each unit which is vacant as of two (2) business days prior to the Closing Date, and which has not been made ready for occupancy in a manner consistent with Seller’s normal operating practices for the Property.
(c)     A detailed statement shall be prepared at the Closing setting forth the manner of computation of the aforesaid pro‑ration adjustments.
ARTICLE 14.     Broker: (a) Each party represents hereby to the other that it dealt with no broker in the consummation of this Contract except for Holliday, Fernoglio, Fowler, L.P. ("Broker"), and each party indemnifies the other from any claim arising from the failure of such representation by the indemnifying party.
(b)     Any commission due Broker shall be paid by Seller as provided in a separate agreement, and Seller shall obtain and provide to Buyer a receipt from such broker at Closing.
ARTICLE 15.     Recording: It is agreed hereby that this Contract shall not be filed for recording with any other governmental body.
ARTICLE 16.     Notices. Any notice, consent or approval required or permitted to be given under this Contract shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one business day after being deposited with Federal Express or another reliable overnight courier service for next day deliver, (iii) upon facsimile transmission (except that if the date of such transmission is not a business day, then such notice shall be deemed to be given on the first business day following such transmission), or (iv) two business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

To Seller:
c/o AvalonBay Communities, Inc.
Attention: Patrick Gniadek
Vice President, Investments
AvalonBay Communities, Inc.
Ballston Tower
671 N. Glebe Road, Suite 800
Arlington, Virginia 22203
Telephone: 703-317-4781
Fax: 703-329-1459
pat_gniadek@avalonbay.com

With copies to:
c/o AvalonBay Communities, Inc. Attention:
Alan Adamson, Esq.
Senior Director – Senior Real Estate Counsel
Ballston Tower
671 N. Glebe Road, Suite 800
Arlington, Virginia 22203
Telephone: (703) 317-4767
Fax: (703) 329-4830
Email: alan_adamson@avalonbay.com

To Buyer:
KBS-Legacy Apartment Community REIT Venture, LLC
c/o Legacy Partners Residential, Inc.
Attention: Kerry Nicholson
7525 SE 24th Street, Suite 180
Mercer Island, WA 98040
Telephone: (206) 275-4060
Fax: (206) 275-4059
Email: knicholson@legacypartners.com

With a copy to:	Anne Keeler Wright, Esq. Schultz & Wright, LLP 545 Middlefield Road, #160 Menlo Park, CA 94025 Telephone: (650) 462-0900 Fax: (650) 462-0998 Email: wright@swllp.com or such other address as either party may from time to time specify in writing to the other. Notices delivered by legal counsel for a party shall be deemed delivered by such party.
ARTICLE 17.     Captions: The captions in this Contract are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Contract or any part hereof.
ARTICLE 18.     Successors and Assigns:
(a) This Contract shall be binding upon the parties hereto and their respective successors and assigns.
(b) Except with respect to an assignment to an “Affiliate” (as defined below), Buyer may not assign this Contract without first obtaining Seller's written consent, which may be granted or withheld in Seller’s sole discretion. Any assignment in contravention of this provision shall be void. No assignment, including an assignment to an Affiliate, shall release the Buyer herein named from any obligation or liability accruing under this

Contract prior to Closing; provided, however, that any permitted assignment of this Contract by the Buyer herein named shall release the Buyer herein named from any obligation or liability accruing from and after Closing. Any assignee shall be deemed to have made any and all representations and warranties made by Buyer hereunder, as if the assignee were the original signatory hereto. For purposes of this Article 18, “Affiliate” shall mean (a) any entity which controls, is controlled by or is under common management control with Buyer and/or (b) an entity that is a REIT (as defined below)(or that is wholly owned directly or indirectly by a REIT) for which Buyer or an affiliate of Buyer acts as the investment advisor and/or co-sponsor and/or is a member of the sub-advisor for such REIT.
ARTICLE 19.     Closing Costs: Except as hereinafter specifically provided, Seller and Buyer shall allocate all closing costs between them in accordance with standard practice in Chicago, Illinois. Each of Seller and Buyer shall be responsible for preparing such documents as it is obligated to deliver pursuant to Article 5 hereof and for its own legal expenses. Seller and Buyer agree to allocate closing costs as follows:

(a)	State and County transfer taxes, stamp fees or the like shall be paid by Seller.

(b)
Buyer's Title Policy expenses and premiums shall be paid by Seller; provided, however, that if Buyer receives any endorsements or special coverages that result in the premium exceeding $0.50 per thousand dollars of consideration, any such excess shall be paid by Buyer.

(c)	Survey update expenses shall be paid by Buyer.

(d)	The cost of preparation and recordation of any releases and termination statements required to clear title to the Property shall be paid by Seller.

(e)	The cost of recordation of the Deed shall be paid by Buyer.

(f)	Escrow charges, if any, shall be split equally between Seller and Buyer.
ARTICLE 20.     Governing Law: The laws of Illinois shall govern the validity, construction, enforcement and interpretation of this Contract.
ARTICLE 21.     Multiple Counterparts: This Contract may be executed in any number of identical counterparts. If so executed, each of such counterparts shall constitute this Contract. In proving this Contract, it shall not be necessary to produce or account for more than one such counterpart.
ARTICLE 22.     Representations and Warranties of Buyer: Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

(a)
This Contract and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer. This Contract and such documents are, or at the Closing will be, legal, valid, and binding obligations of Buyer, and do not, and, at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

(b)
There are no proceedings pending or, to Buyer's knowledge, threatened against it in any court or before any governmental authority or any tribunal which, if adversely determined, would have a material adverse effect on its ability to purchase the Property or to carry out its obligations under this Contract.

ARTICLE 23.     Post‑Closing Obligations: (a) After the Closing, Seller and Buyer shall cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be necessary in order fully to carry out the intent and purposes of the transactions contemplated hereby. Except for such instruments and documents as the parties were originally obligated to deliver by the terms of this Contract, such cooperation shall be without additional cost or liability. The provisions of this Article 23 shall survive Closing indefinitely.
ARTICLE 24.     Duties and Responsibilities of Escrow Agent: Escrow Agent shall deliver the Deposit to Seller or Buyer promptly after receiving a joint written notice from Seller and Buyer directing the disbursement of the same, such disbursement to be made in accordance with such direction. If Escrow Agent receives written notice from Buyer or Seller that the party giving such notice is entitled to the Deposit, which notice shall describe with reasonable specificity the reasons for such entitlement, then Escrow Agent shall (i) promptly give notice to the other party of Escrow Agent's receipt of such notice and enclosing a copy of such notice and (ii) subject to the provisions of the following paragraph which shall apply if a conflict arises, on the fourteenth day after the giving of the notice referred to in clause (i) above, deliver the Deposit to the party claiming the right to receive it.
In the event that Escrow Agent shall be uncertain as to its duties or actions hereunder or shall receive instructions or a notice from Buyer or Seller which are in conflict with instructions or a notice from the other party or which, in the reasonable opinion of Escrow Agent, are in conflict with any of the provisions of this Contract, it shall be entitled to take any of the following courses of action:

(a)
Hold the Deposit as provided in this Contract and decline to take any further action until Escrow Agent receives a joint written direction from Buyer and Seller or any order of a court of competent jurisdiction directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit in accordance with such direction;

(b)	In the event of litigation between Buyer and Seller, Escrow Agent may deliver the Deposit to the clerk of any court in which such litigation is pending; or

(c)
Escrow Agent may deliver the Deposit to a court of competent jurisdiction and therein commence an action for interpleader, the cost thereof to Escrow Agent to be borne by whichever of Buyer or Seller does not prevail in the litigation.

Escrow Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Contract and it may rely, and shall be protected in acting or refraining from acting in reliance upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other documents believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties. In no event shall Escrow Agent's liability hereunder exceed the aggregate amount of the Deposit. Escrow Agent shall be under no obligation to take any legal action in connection with the Deposit or this Contract or to appear in, prosecute or defend any action or legal proceedings which would or might, in its sole opinion, involve it in cost, expense, loss or liability unless, in advance, and as often as reasonably required by it, Escrow Agent shall be furnished with such security and indemnity as it finds reasonably satisfactory against all such cost, expense, loss or liability. Notwithstanding any other provision of this Contract, Buyer and Seller jointly indemnify and hold harmless Escrow Agent against any loss, liability or expense incurred without bad faith on its part and arising out of or in connection with its services under the terms of this Contract, including the cost and expense of defending itself against any claim of liability.
Escrow Agent shall not be bound by any modification of this Contract affecting Escrow Agent’s duties hereunder unless the same is in writing and signed by Buyer, Seller and Escrow Agent. From time to time on or after the date hereof, Buyer and Seller shall deliver or cause to be delivered to Escrow Agent such further documents and instruments that fall due, or cause to be done such further acts as Escrow Agent may reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Contract, to evidence compliance with this Contract or to assure itself that it is protected in acting hereunder.
Escrow Agent shall be entitled to reimbursement for expenses incurred hereunder, which expenses shall be paid and borne equally by Buyer and Seller, unless such expenses are associated with litigation between Buyer and Seller, in which event they shall be borne by the party that does not prevail in the litigation. Escrow Agent agrees that it will not seek reimbursement for the services of its employees or partners, but only for its actual and reasonably incurred out‑of‑pocket expenses. Escrow Agent executes this Contract solely for the purpose of consent to, and agreeing to be bound by the provisions of this Article 24, and to the extent applicable to Escrow Agent, Article 3.

ARTICLE 25.     WAIVER OF JURY TRIAL: EACH OF SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT EITHER OR BOTH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CONTRACT OR ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.
ARTICLE 26.     ADDITIONAL OFFERS: Seller shall not have the right to negotiate and accept “back up” offers for the Property or to enter into a purchase agreement with any other third party during the term of this Contract.
ARTICLE 27.     LIKE KIND EXCHANGE: Buyer agrees to cooperate reasonably with Seller in effecting an exchange transaction which includes the Property pursuant to Section 1031 of the United States Internal Revenue Code, provided that any exchange initiated by Seller shall be at Seller’s sole cost and expense, not cause Buyer to actually take title to any property other than the Property and not delay the Closing. In addition, the Seller shall indemnify and hold Buyer harmless from any and all cost, expense or liability incurred solely as a result of Buyer accommodating such tax deferred exchange. The provisions of this paragraph shall survive the Closing indefinitely.
ARTICLE 28.     TIME OF THE ESSENCE. Time is of the essence of this Contract. As used in this Contract, the term “business day” shall mean any day other than a Saturday, Sunday or recognized federal holiday or a recognized state holiday of the State of Illinois. If the last date for performance by either party under this Contract occurs on a day which is not a business day, then the last date for such performance shall be extended to the next occurring business day.
ARTICLE 29.     CONFIDENTIALITY. Unless Seller specifically and expressly otherwise agrees in writing, Buyer agrees that (a) the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for Buyer utilizing any information acquired in whole or in part through the exercise of Buyer's inspection right, and (b) all information regarding the Property of whatsoever nature made available to Buyer by Seller or Seller's agents or representatives (the "Proprietary Information"), is confidential and shall not be disclosed to any other person except those assisting Buyer with the transaction, or Buyer's lender, if any, and then only upon Buyer making such persons aware of the confidentiality restriction. Notwithstanding the foregoing, the Proprietary Information shall exclude any information or documentation that (a) is readily ascertainable by the general public, (b) was known to Buyer prior to the execution of this Contract, or (c) is required to be disclosed by applicable law or court order. Buyer agrees not to use, or allow to be used, any such information for any purpose other than to determine whether to proceed with the contemplated purchase, or if same is consummated, in connection with the operation of the Property post-closing. The provisions of this Article 29 shall survive any termination of this Contract but shall not survive and shall terminate in the event Buyer acquires the Property. In the event this Contract is terminated, whether before or after the Due Diligence Expiration Date, Buyer and its respective officers, directors, employees, consultants, advisors, attorneys, and agents shall deliver to the Seller, upon request, all documents and other materials, and all copies thereof, obtained from Seller or its agents in connection with this Contract. By execution of this Contract, Escrow Agent hereby agrees to maintain the existence of this Contract and the nature and details of the transaction contemplated hereby in confidence, unless Escrow Agent is required by law to disclose some or all of such information. Further notwithstanding the foregoing, nothing contained herein shall impair Buyer's (or its permitted assignee's) right to disclose information relating to this Contract or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any Form S-11 Registration Filing) with governmental agencies (including the Securities and Exchange Commission (the “SEC”)) by any real estate investment trust ("REIT") holding an interest (direct or indirect) in Buyer or in any permitted assignee of Buyer, and (c) to any broker/dealers in the REIT's broker/dealer network and any of the REIT's investors.
[REMAINDER OF PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Contract as an instrument under seal as of the day and date first written above.
AVALON ILLINOIS VALUE III, LLC, a Delaware
limited liability company

By:	AvalonBay Value Added Fund, L.P., a
Delaware limited partnership, its sole member

By:	AvalonBay Capital Management,
Inc., a Maryland corporation, its
general partner

By:	/s/ Patricia Gniadek
Name:    Patricia Gniadek
Title: Vice President -
Investments

KBS-LEGACY APARTMENT COMMUNITY
REIT VENTURE, LLC, a Delaware limited
liability company

By:	Legacy Partners Residential Realty LLC,
a Delaware limited liability company,
its managing member

By:	/s/ Kerry L. Nicholson
Name: Kerry L. Nicholson
Title:    S.V.P.

STEWART TITLE GUARANTY COMPANY

By:	/s/ Kim Azure
Name:    Kim Azure
Title:    Commercial Escrow Officer

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

.

EXHIBIT B

DESCRIPTION OF PERSONAL PROPERTY

Personal Property Inventory Exhibit

Community Name:	Avalon Lombard
Date:	12/27/2011

PROPERTY INVENTORY - DESCRIPTION (≥$100 items owned, not leased)	QUANTITY
OFFICE	
ABC safe	1
Chairs	6
Desks	3
Red chairs	2
Desk Chairs	3
Credenza	1
HP computer	3
Monitors	3
HP printer - keytrak	1
Keytrak, Monitor, Keyboard	1
Ricoh Copier	1
Lamps	3
Motorola radio	5
Toshiba phone	4
5 drawer file cabinet	1
2 drawer file cabinet	3
MAINTENANCE OFFICE	
Desk	1
Table	1
Chairs	4
Computer	2
Monitors	2
HP Printer	1
CLUBHOUSE	
Backboard	1
Golf cart	1
Hoover Industrial steam vac	1
Life ring and rope	1
Pool leaf net	1
Pool vacuum	1
RESIDENT LOUNGE	
Air Hockey Table	1
Bar Stools	6
Coffee Table	1
Foosball	1
High top table	1
Leather back chairs	3
LG Flatscreen TV	4
Shuffle Board	1
Stainless Steel Fridges	2
WI FI CAFE	
LG Flatscreen TV	1
Cicular tables	3
Chairs	12
Hi back chairs	3
Flavia Machine	1
FITNESS CENTER	
Dumbell Rack	1
Life Fitness Bench	1
Life Fitness Cable Machine	1
Life Fitness Dumbell set	1
Life Fitness Treadmills	3
Life Fitness Upright bike	1
Lifefitness Cross Trainer	2
LG Flatscreen TV	4
Lifetime Fitness Recumbent Bike	1
POOLS/PICNIC AREA	
Lounge Chairs	28
Patio tables	3
Patio umbrella base	2
Patio Umbrellas	2
Side tables	5

Page 1

Sitting chairs	12
MAINTENANCE SHOP	
A/C recovery unit	1
Air compressor	1
Blower fan	2
Carpet scrubber machine	1
Carpet shampoo machine	1
Chainsaw	1
Cordless drill	1
Extension ladder	2
Golf cart	1
Grinder	1
Hand Router	1
Key cutting machine	1
Kinetic ram	1
Leaf blower	1
Pipe heater	1
Portable ac unit	2
Portable ac/heat unit	1
Powermate automated handtruck	1
Pressure washer	1
Repinning key kit	1
Sewer snake	2
Table saw	1
Titan repinning kit	1
Vacuum pump	1
MODELS	
Beige Kenmore Dryer	1
Beige Kenmore Washer	1
Black Range Hood	1
Black Whirlpool Dishwasher	1
Black Whirlpool Refrigerator	1
Black Whirlpool Stove	1
Candle holder	1
Candles	3
Clock	2
Container	1
Cream Standing Lamps	1
Fruit Holder	1
Garbage Basket	1
Hand Towels	3
Hanging Picture	1
Kleenex holder	1
Large Vases	2
Laundry basket	2
Pillows	8
Plant	1
Red Bistro sign	1
Red Cooking Pot	1
Rug	1
Sharp Flat Screen Tv	1
Shower curtin	1
Soap dish holder	1
Spice Rack	1
Tooth bursh holder	1
Towels	18
Wall Candle Holder	1
Wall mirrow	1
Wall Picture	1
Wine Holder	1

Exclusions List

3000 psi helium tank (borrowed)	1
Routers	multiple
Kronos timeclock and materials	1
software on computer: OPS technology, Saferent, Level One, Kronos, SRC, MRI	multiple

Leased Office furniture:

Maintenance Desk (Brook Furniture)	See itemized List from Brook Furniture
Maintenance office- 2 drawer files cabinet	Brook Furniture

Page 2

BROOK

100 Field Drive, Ste 220
Lake Forest, IL 60045

Monthly Rental Statement

Page 1 of 1

Delivery Address: COVINGTON
2111 FINLEY
#304
LOMBARD, IL 60148

Customer Service: 1-866-276-6547

Billing Date	Billing Period	Customer #	Agreement #	Statement #	Customer Reference
11/17/11	12/08/11-01/08/12	4060633679	406-063367-9	6027063367	

Transaction Date	Description	Quantity	Monthly Rental Rate	Extended	Total
12/08/11	Rental- 33 items, 12/08/11 to 01/08/12				
	DAMASK QUEEN MATTRESS	2	0.00	0.00	
	QUEEN BOXSPRING / FOUNDATIO	1	0.00	0.00	
	LINEA MINK SOFA	1	0.00	0.00	
	LINEA MINK CHAIR	1	0.00	0.00	
	BROADWAY DOOR DRESSER	1	0.00	0.00	
	BROADWAY NIGHTSTAND	2	0.00	0.00	
	BROADWAY QUEEN HEADBOARD	1	0.00	0.00	
	TRIAD CKTL	1	0.00	0.00	
	TRIAD END TABLE	2	0.00	0.00	
	ZIMMER ROUND DINING TABLE	1	0.00	0.00	
	ZIMMER DINING CHAIR	4	0.00	0.00	
	LAMP- W/IRON CAGE FLOOR	1	0.00	0.00	
	LAMP- METRO WOOD TABLE	2	0.00	0.00	
	LAMP- METRO WOOD FLOOR	1	0.00	0.00	
	LAMP- MALANA TABLE	2	0.00	0.00	
	LAMP- SERVO TORCHIER	1	0.00	0.00	
	PICTURE- ANCESTRAL	1	0.00	0.00	
	PICTURE- ANCIENT WRITINGS	1	0.00	0.00	
	MIRROR- QUINN 37" RD TWINE	1	0.00	0.00	
	PICTURE- RIO ONE	1	0.00	0.00	
	PICTURE- RIO TWO	1	0.00	0.00	
	MIRROR- MARCELLO 40X46	1	0.00	0.00	
	NON-PRODUCT CUSTOMER	1	0.00	0.00	
	PICTURE - GEOMETRIC GARDEN	1	0.00	0.00	
	PICTURE - GEOMETRIC FOREST	1	0.00	0.00	
	Total Balance due for this Agreement				$0.00

* We may report information about your account to credit bureaus. Late payments, missed payments or other defaults on your account may be reflected in your credit report.*
* If you think we have reported inaccurate information to a credit bureau, please contact us.

Due Date	Previous Balance	Payments/Credits	Current Month Charges	Balance Due
12/08/11	$0.00	$0.00	$0.00	$0.00

PLEASE DETACH AND RETURN THIS PORTION WITH YOUR PAYMENT. IF PAYING IN PERSON, PLEASE BRING THIS STATEMENT - Make checks payable to Brook Furniture Rental, Inc.

BROOK

100 Field Drive, Ste 220
Lake Forest, IL 60045

Customer Service: 1-866-276-6547

Agreement #	Statement #
406-063367-9	6027063367

Due Date	Balance Due	Amount Enclosed
12/08/11	$0.00	

☐ Check box to indicate address change and make changes below:

____

____

To make a payment using your Credit Card, complete the information below:

Name: ______________________________

Address: ______________________________

Card #: ______________________ Expires on: ________

3 1 AB 0.366
COVINGTON
2101 S FINLEY RD
LOMBARD IL 60148-6443

#10
3
1
443
3

Remit To:

Brook Furniture Rental, Inc.
24997 Network Place
Chicago, IL 60673-1249

EXHIBIT D - I

FORM OF DEED

This Instrument Prepared By: After Recording Return To:
SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE
SPECIAL WARRANTY DEED
THE UNDERSIGNED GRANTOR DECLARES:
FOR AND IN CONSIDERATION OF _______AND NO/100 DOLLARS ($________) AND OTHER GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, AVALON ILLINOIS VALUE III, LLC., a Delaware limited liability company (“Grantor”), does hereby GRANT, BARGAIN AND SELL to ____________________________________, a __________________, (“Grantee”), having an address of __________________________________, and its successors and assigns, FOREVER, the real property located in the Village of Lombard, County of DuPage, State of Illinois, and more particularly described in Exhibit A attached hereto and made a part hereof (hereinafter referred to as the “Land”), together with, all and singular, adjacent streets, alleys, rights-of-way, rights, benefits, licenses, interests, privileges, easements, tenements, hereditaments and appurtenances on the Land or in anywise appertaining thereto, and the improvements, structures and fixtures located upon the Land, subject to the “Permitted Exceptions” listed on Exhibit B attached hereto.
AND Grantor, for itself, and its successors and assigns, hereby covenants with Grantee that it has not done or suffered to be done, anything whereby the said real property hereby granted is, or may be, in any manner encumbered or charged, except as herein recited, and that Grantor is lawfully seized of said real property in fee simple, subject, however, to the Permitted Exceptions; that Grantor has good right and lawful authority to sell and convey said real property; and hereby warrants the title to said real property and will WARRANT AND DEFEND the same against the lawful claims of all persons claiming by, through or under Grantor, but not otherwise.
ADDRESS OF REAL ESTATE: _______________________________________
PERMANENT TAX IDENTIFICATION NUMBERS: _____________________

IN WITNESS WHEREOF, the undersigned hereby executes this instrument as of the _____ day of ____________, 2012.
GRANTOR:
AVALON ILLINOIS VALUE III, LLC, a Delaware limited liability company

By:    AvalonBay Value Added Fund, L.P., a Delaware
limited partnership, its sole member

By:    AvalonBay Capital Management, Inc.,
Maryland corporation, its general partner

By:     ____________________________
Name:
Title:    Vice President -     Investments

STATE OF ILLINOIS        )
                )
COUNTY OF ___________        )
The foregoing instrument was acknowledged before me this ___ day of __________, 2012, by _______________, the ________________ of Avalon Capital Management, Inc., a Maryland corporation, the general partner of Avalon Value Fund, L.P., a Delaware limited partnership, the sole member of Avalon Illinois Value II, LLC, a Delaware limited liability company, is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument is his free and voluntary, and as the free and voluntary act of said company, for the uses and purposes therein set forth.
Given under my hand and Notarial Seal this _____ day of _________, 2012.

____________________________________
Print Name: ________________________________
Notary Public
My Commission expires: ________________________

Send subsequent tax bills to:

Exhibit A
Property Description

Exhibit B
Permitted Exceptions

EXHIBIT E
BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that AVALON ILLINOIS VALUE III, LLC, a Delaware limited liability company ("Seller"), for and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, grant, transfer, assign, and convey to __________________________, a ___________________ ("Buyer"), its successors and assigns, for its and their own use and benefit, forever, any and all personal property owned by Seller and now at, in or upon or used in connection with the premises known as ______________________, located in _______________, _____________, and more particularly described in Exhibit A attached hereto (the "Premises"). Said personal property to include the following:
All items of personal property owned by Seller and located on the Premises or used in connection with the ownership or operation of the Premises, described in Exhibit B attached hereto and incorporated herein by reference, including, without implied limitation, whether or not listed on Exhibit B, all furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof, but expressly excluding (a) items of personal property owned by Seller and used in connection with the Property as part of Seller’s integrated systems of ownership, management and/or operations of apartment projects, such as, by way of example and without limitation, the computer software for the key track system, computer and phone systems and software, corporate licenses, and management and financial reporting systems and software, (b) utility deposits, (c) non-refundable deposits, and (d) non-refundable lump sum payments previously made under any leases (other than advance rents).
Seller makes no warranty, express or implied, as to the condition of the personal property or its merchantability of fitness for any particular purpose. By its acceptance of this Bill of Sale, Buyer acknowledges that it has fully inspected the personal property and Buyer accepts the same in its present use and "as is condition".
Seller does hereby agree to warrant and defend title to said personal property other than the Trade Names and intangible property unto Buyer, its successors and assigns.

In Witness Whereof, Seller has executed this bill of sale, under seal, as of the____ day of _________________, 2012.

Witness:	SELLER:

AVALON ILLINOIS VALUE III, LLC

By:

Exhibit B

DESCRIPTION OF PERSONAL PROPERTY

EXHIBIT F
ASSIGNMENT AND ASSUMPTION AGREEMENT (RE: LEASES)
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this _____ day of _______________, 2011, by and between AVALON ILLINOIS VALUE III, LLC, a Delaware limited liability company, ("Assignor") and _________________________, a ___________ ("Assignee").
WITNESSETH:
WHEREAS, Assignee has this date purchased from Assignor certain real property (the "Premises"), known as _______________ in _________________, all more particularly described on Exhibit A attached hereto made a part hereof, and
WHEREAS, under the terms and conditions of the Purchase and Sale Contract pursuant to which the Premises were purchased, it was contemplated that Assignor and Assignee would enter into this Assignment;
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:
1. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:
(a) All leases, subleases and other occupancy agreements relating to or affecting the Premises, together with all guarantees of obligations of tenants and other parties under such leases and agreements, said leases and other agreements being more fully described in Exhibit B attached hereto and hereby made a part hereof (all together, the "Leases"); and
(b) The current outstanding balance of all security deposits, key deposits, pet deposits, and prepaid rents, together with all interest accrued thereon if payable under the Leases or applicable law, as more fully described on Exhibit C hereto but excluding any non-refundable deposits other than pet deposits and fees (collectively, the "Security Deposits");
TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

2.     Assignor shall indemnify and defend Assignee against, and hold Assignee harmless from, any and all claims, liabilities and costs arising out of or relating to Assignor’s failure to perform any duty or obligation of Assignor under the Leases or with respect to the Security Deposits attributable to the acts or omissions of Assignor and accruing prior to the date hereof subject, however to the Indemnity Cap and Time Limit as defined in Section 11(b) of the Purchase and Sale Contract.
3.     Assignee hereby accepts the foregoing assignment of the Leases and Security Deposits and does hereby covenant that with respect thereto:
(a)Assignee shall indemnify and defend Assignor against, and hold Assignor harmless from, any and all claims, liabilities and costs arising out of or relating to Assignee's failure to perform any duty or obligation of Assignee under the Leases or with respect to the Security Deposits attributable to the acts or omissions of Assignee and accruing after the date hereof.
(b)Assignee hereby assumes all the duties and obligations of Assignor accruing from and after the date hereof under the Leases and with respect to the Security Deposits.
4. This Agreement and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase and Sale Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of Illinois and may not be modified or amended except by written agreement signed by both parties.
IN WITNESS WHEREOF, the parties have executed this agreement under seal on the day and year first above written.

Witness:	ASSIGNOR:

AVALON ILLINOIS VALUE III, LLC

(SEAL)	By:

ASSIGNEE:

By:
(SEAL)

Its:

Exhibit A

DESCRIPTION OF REAL PROPERTY

Exhibit B

LEASES

Exhibit C

SECURITY DEPOSITS

EXHIBIT G
ASSIGNMENT AND ASSUMPTION AGREEMENT (RE: CONTRACTS)
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this _____ day of _______________, 2011, by and between AVALON ILLINOIS VALUE III, LLC, a Delaware limited liability corporation, ("Assignor") and ________________________, a ________________________ ("Assignee").
WITNESSETH:
WHEREAS, Assignee has this date purchased from Assignor certain real property (the "Premises"), known as ______________ in ____________________, all more particularly described on Exhibit A attached hereto made a part hereof, and
WHEREAS, under the terms and conditions of the Purchase and Sale Contract pursuant to which the Premises were purchased, it was contemplated that Assignor and Assignee would enter into this Assignment;
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:
1. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:
All those certain service, supply and maintenance agreements, equipment leases and other contracts with respect to or affecting the Premises which Buyer has elected to assume pursuant to the Purchase and Sale Contract for the Premises, all as specifically listed on Exhibit B attached hereto and made a part hereof (collectively, the "Contracts").
TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.
2. Assignor shall indemnify and defend Assignee against, and hold Assignee harmless from, any and all claims, liabilities and costs arising out of or relating to Assignor’s failure to perform any duty or obligation of Assignor under the Contracts attributable to the acts or omissions of Assignor and accruing prior to the date hereof subject, however to the Indemnity Cap and Time Limit as defined in Section 11(b) of the Purchase and Sale Contract.

3.     Assignee hereby accepts the foregoing assignment of the Contracts and does hereby covenant that with respect thereto:
(a)Assignee shall indemnify and defend Assignor against, and hold Assignor harmless from, any and all claims, liabilities and costs arising out of or relating to Assignee's failure to perform any duty or obligation of Assignee under the Contracts attributable to the acts or omissions of Assignee and accruing after the date hereof.
(b)Assignee hereby assumes all the duties and obligations of Assignor accruing from and after the date hereof under the Contracts.
4. This Agreement and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase and Sale Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of Illinois and may not be modified or amended except by written agreement signed by both parties.
IN WITNESS WHEREOF, the parties have executed this agreement under seal on the day and year first above written.

WITNESS:	ASSIGNOR:

AVALON ILLINOIS VALUE III, LLC

By:

ASSIGNEE:

By:
(SEAL)	Name:
Its:

Exhibit A

DESCRIPTION OF REAL PROPERTY

EXHIBIT B
LIST OF CONTRACTS

EXHIBIT H
CERTIFICATION OF NON-FOREIGN STATUS
ENTITY TRANSFEROR
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [name of transferor] (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) [or Transferor is a disregarded entity and __________ is its sole member];

3.	Transferor’s U.S. employer identification number is _________________; and

4.	Transferor’s office address is __________________________________________________.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this certification, and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.
Date: _____________________

AVALON ILLINOIS VALUE III, LLC, a Delaware
limited
liability company

By:__________________________

Print Name:___________________

Its:__________________________

EXHIBIT I

SCHEDULE OF OPERATING CONTRACTS

Vendor Name	Type of Service
AptGuide.com	ILS
ATT	Phone
Apts.com	ILS
Brickman	Landscape & Snow Removal
Comcast	Cabel/Internet/ Phone
ForRent.com	ILS
ista North America
KeyTrak	Key\Entry Services
Level One	Call Center
On Hold USA	On Hold Music
Rent.com	ILS
Ricoh/Lanier	Copier/Printer Maintenance
Waste Management	Trash
Western Orkin	Pest Control

EXHIBIT J

SCHEDULE OF LITIGATION

Pending Litigation
Avalon Lombard

Pending Litigation
Karla Marquis vs. AvalonBay Communities, Inc. and Avalon Illinois Value III, LLC, Summons and
Compliant: Plaintiff claims she was injured when she slipped and fell on ice at the community on
12/20/09. Seeking damages in excess of $50,000.00. Duplicate notice served on CT Corp and posted below.

Sources:
- Property level: Risk Management
- Corporate level (involves community): Legal Department

EXHIBIT K

1.0	BACKGROUND QUESTIONS (Please provide written answers):

☐	1.01	What basis of accounting is used: Cash, Tax, Accrual, Historical GAAP? Historical GAAP is preferred.
☐	1.02	Have property financial statements been audited?
☐	1.02	If audited by what firm?
☐	1.04	Have audits been performed for the most recent full calendar year?

2.0	GENERAL

☐	2.01
Property operating statements for the most recent full calendar year and for the current year to date, with break out in quarterly intervals.
•need statements for quarter ended 3/31/11, 6/30/11, 9/30/11, 12/31/11,
•if not included on quarterly reports, need YTD 2012
•post closing, will need income statement from the last full quarter prior to closing date

☐	2.02	Trial balance •for most recent full calendar year (12/31/11) •as of the current date
☐	2.03	General ledger (all activity for designated period, all general ledger accounts) •for most recent full calendar year (2011) •for the current year to date
☐	2.04	Bank Statements and Bank Reconciliations •as of12/31/11 and any subsequent months (if available)
3.00    REVENUES

☐	3.01
Access to the following for the most recent full calendar year (2011):
•Lease files [to be available for review at the Property]
•Straight line rent calculation, with support, if applicable
•Ledgers for residents occupying units [to be available for review in Seller’s central accounting office in Virginia Beach(“VB”)]
•Detailed receivables listing for all delinquent and prepaid
•Security deposit detail
•Listing of concessions/discounts given
•Listing of write-offs
•Access to support for tenant rent payments (i.e. check copies) [to be available in VB]
•Schedule of misc revenues (parking, vending, etc.) and related support (agreements, copy of receipts, etc.)[copies of receipts to be available in VB]

☐	3.02	Rent roll reflecting beginning & ending term, rental rate & any additional charges provided per terms of lease, for each current resident
☐	3.03	Year end Rent Rolls for the last five years

4.00	EXPENSES

☐	4.01
Access to the following for the most recent full calendar year (2011) and for the subsequent period through date of sale (2012):
•Invoices [to be available in VB]
•Check copies [to be available in VB]
•Property tax bills
•Insurance payment backup [to be available in VB]
•Management fee agreement
•Management fee calculation
•Agreements with Contractors [to be available in VB]
•Utility bills [to be available in VB]
•Service contracts

☐	4.02	Check register for subsequent period (1/1/12 through date of sale)

Note: support should cover entire calendar year 2011 and year to date 2012 through Closing.